SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 5, 2004

Fidelis Energy, Inc.
(Formerly known as Eagle Star Energy Group, Inc.)
A Nevada corporation

Commission File No. 0000-33499

16-1599721 (I.R.S. Employer Identification Number)

2980 N. Swan Rd., Suite 207, Tucson, AZ 85712
(Address of principal executive offices)

Registrant's telephone number, including area code:
(877)241-6100


Item 1.  Changes in Control of Registrant.

                  Not applicable

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable

Item 3.  Bankruptcy or Receivership.

                  Not applicable

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable

Item 5.  Other Events and Regulation FD Disclosure.

         A special  meeting of the Board of  Directors  was  called on  February
24th, 2004 and a resolution passed and agreed to by a majority of the shareholders - also present, representing a quorum, to forward split the common stock, par value $.001, of the Company on a 10:1 basis effective March 15th, 2004.

Item 6.  Resignation of Registrant's Directors.

         Effective February 10, 2004 Scott Marshall, Sterling Klein and Robert McIntosh resigned their positions as Directors of the Company. Additionally, William Scott Marshall resigned as President of the Company and Frank N. Anjakos, III was elected to serve in his stead until the next scheduled annual meeting of the Company. Sterling Klein resigned as Secretary of the Company and effective March 1, 2004, Julianne DeGrendele, CPA was elected to the office of Secretary and Treasurer. James Marshall, CPA was appointed to the Board of Directors and to chair the independent audit committee for the Company.

Item 7.  Financial Statements and Exhibits.

         Not applicable.

Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Regulation FD Disclosure.

         Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

         Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     Signature and Title                                  Date

                                                                March 5, 2004
/s/ Frank N. Anjakos, III
---------------------------------------------------------------
Frank N. Anjakos, III,
President & Chairman of the Board